EXHIBIT 99.1
DESCRIPTION OF PARCELS
“Simmons and San Miguel”
Located at the southeast corner of the intersection of Simmons Street and San Miguel Avenue in North Las Vegas, Clark County, Nevada. This is a location in zip code 89032 and Census Tract Number 3610. The Clark County Assessor identifies this property as Parcel Number 139-05-801-001. Including adjacent street dedications, this site contains an estimated 2.51 gross acres.
“Eagle and La Madre”
Located at the northwest corner of the intersection of East La Madre Way and the alignment of Eagle Way in North Las Vegas, Clark County, Nevada, 89031. The Clark County Assessor identifies this property as Parcel Number 124-34-701-033 and -055. This is a location in Census Tract Number 3611. The property contains a combined area of 2.6 gross acres.
“Lamb and Owens”
Located on the north side of East Owens Avenue, just west of Lamb Boulevard. This is a location in an unincorporated Clark County area within zip code 89115 and the corresponding Census Tract Number is 4710. The Clark County Assessor identifies the property as Parcel Number 140-19-803-006. This site contains 2.14 net acres which equates to 93,208 net square feet.